UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2020

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of registrant as specified in its charter)

Delaware	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1620 Beacon Place

Oxnard, California 93033

(Address of principal executive offices) (Zip Code)

(805) 824-0410

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02. Termination of a Material Definitive Agreement.

On October 21, 2020, Cure Pharmaceutical Holding Corp. (the “Company”) filed a demand to commence arbitration with the American Arbitration Association against Canopy Growth Corporation (“Canopy”) for Canopy’s failure to perform under the License Agreement, dated September 4, 2018, between the Company and Canopy (the “License Agreement”). Under the terms of the License Agreement, Canopy had a license to certain intellectual property rights, including the Company’s patented, multi-layer oral thin film (OTF), CUREfilm™ technology for use with cannabis extracts and biosynthetic cannabinoids (“Products”) and the Company’s trademarks in markets around the world where it is legal for Canopy to sell the Products, excluding Asia. Due to Canopy’s breach of the License Agreement, the Company is seeking damages in excess of $1,000,000.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Dated: October 22, 2020	By:	/s/ Robert Davidson
Robert Davidson
Chief Executive Officer

3